                                                                   Exhibit 3.113

                                                                               D

                                                                        96295043

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)

                                    ARTICLE I
                      The exact name of the corporation is:

                          ReSource Waste Systems, Inc.

                                   ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

To provide waste removal services, and to engage in such other endeavors as the corporation may, from time to time, choose to undertake.

To purchase, receive, take by grant, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with, real property, or any interest therein, wherever situated.

To purchase, hold, acquire, sell, pledge, transfer, mortgage and otherwise dispose of shares of the capital stock and bonds, or the evidence of indebtedness created by other corporations and, while the holder thereof, to exercise all the rights and privileges of ownership.

To borrow or lend money, and to make and issue notes, bonds, debentures, obligations and evidence of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise and generally to make and perform agreements and contracts of every kind and description.

To subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations and securities of any corporation, government, authority or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds and to finance and refinance the same; and to guaranty the obligations of other persons, firms or corporations.

To engage in business in Massachusetts and in all other parts of the United States and also in foreign countries and to do all and every thing necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein set forth.

To carry on any business, operation or activity referred to in the foregoing paragraphs either alone or in conjunction with, or as a partnership, joint venture or other arrangement with, any corporation, association, trust, firm or individual.

In general, to do any thing permitted by all present and future laws of the Commonwealth of Massachusetts applicable to business corporations.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

[SIDENOTE]

/s/ [ILLEGIBLE]
---------------
Examiner


/s/ [ILLEGIBLE]
---------------
Name
Approved


C        / /
P        /X/
M        / /
R.A.     / /

        5
--------------
P.C.

                           ARTICLE III


State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.


       WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------- ----------------------------------------------
TYPE          NUMBER OF SHARES      TYPE       NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:                           Common:
--------------------------------------------------------------------------------
                                                     200,000            $0.01
--------------------------------------------------------------------------------
Preferred:                        Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                 ARTICLE IV


If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.



                                    N/A




                                 ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                   NONE


                                ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:







**IF THERE ARE NO PROVISIONS STATE "NONE."    (See page 6A attached hereto.)
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                     PAGE 6A

                          ReSource Waste Systems, Inc.

                      ARTICLES OF ORGANIZATION (Continued)

                             Article VI (Continued)

                            Other Lawful Provisions:

     a. Meetings of the stockholders of the Corporation may be held anywhere in the United States.

     b. The Directors of the Corporation may make, amend or repeal the By-Laws of the Corporation in whole or in part, except with respect to any provisions thereof which by law or by the By-Laws requires action by the stockholders.

     c. The Corporation may be a partner in any business enterprise which the Corporation would have the power to conduct itself.

     d. No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a Director to the extent that such liability is imposed by applicable law (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders,
            (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
            Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit. This provision shall not eliminate the liability of a Director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                   ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                   ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is:

     c/o Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                      NAME           RESIDENTIAL ADDRESS     POST OFFICE ADDRESS
President:     Joseph J. Lombardi    40 Turkey Hill Lane     Same as residence.
                                     Hingham, MA 02043
Treasurer:     Joseph J. Lombardi    40 Turkey Hill Lane     Same as residence.
                                     Hingham, MA 02043
Clerk:         Joseph J. Lombardi    40 Turkey Hill Lane     Same as residence.
                                     Hingham, MA 02043
Directors:     Joseph J. Lombardi    40 Turkey Hill Lane     Same as residence.
                                     Hingham, MA 02043

Assistant
Clerk          Paul D. Wilson        62 Staniford Street     Same as residence.
                                     Newton, MA 02166

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:
                               December

d. The name and business address of the resident agent, if any, of the corporation is:
                                       N/A

                                   ARTICLE IX
By-Laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 21st day of October, 1996.

/s/ Catherine Topouzoglou
--------------------------------------------------------------------------------
Catherine Topouzoglou
Mintz, Levin, Chohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center, Boston, MA 02111


NOTE: IF AN EXISTING CORPORATION IS ACTING AS INCORPORATOR, TYPE IN THE EXACT NAME OF THE CORPORATION, THE STATE OR OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING ON BEHALF OF SAID CORPORATION AND THE TITLE HE/SHE HOLDS OR OTHER AUTHORITY BY WHICH SUCH ACTION IS TAKEN.

                                     552750

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)

                                                                         [STAMP]
================================================================================

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been compiled with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 21st day of OCTOBER 1996.

EFFECTIVE DATE:
               -----------------------------------------------------------------

                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH


                                                      A TRUE COPY ATTEST

                                                  /s/ William Francis Galvin

                                                    WILLIAM FRANCIS GALVIN
                                                 SECRETARY OF THE COMMONWEALTH

                                               DATE 6/6/02 CLERK /s/ [ILLEGIBLE]
                                                                 --------------

FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              Catherine Topouzoglou
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
--------------------------------------------------------------------------------
                              One Financial Center
                                Boston, MA 02111
Telephone :                 Telephone: (617) 542-6000
            --------------------------------------------------------------------

                              FEDERAL IDENTIFICATION      FEDERAL IDENTIFICATION
                              NO. 000665422               NO. 04-3333859
                              ----------------------      -----------------
                                      (M)                          (S)


                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF / *MERGER
                    (GENERAL LAWS, CHAPTER 156B, SECTION 78)

/ *merger of                         (M)  RWS Acquisition, Inc.
                                     -------------------------------------------
                                     (S)  ReSource Waste Systems, Inc.
                                     -------------------------------------------

                                     -------------------------------------------

                                     ------------------------------------------,

                                              the constituent corporations, into


                                     (S)  ReSource Waste Systems, Inc.
                                     -------------------------------------------

                                        / *one of the constituent corporations.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of / *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The / *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the / *merger determined pursuant to the agreement of / *merger shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing:

3. (For a merger)
**The following amendments to the Articles of Organization of the SURVIVING corporation have been effected pursuant to the agreement of merger:

                            Article II, III, VI, VIII

         See Attachment 3.


*DELETE THE INAPPLICABLE WORD        ** IF THERE ARE NO PROVISIONS STATE "NONE".
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET AS LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

(M)        7/1/99 NC

(S)        10/21/96 NC

[SIDENOTE]

/s/ [ILLEGIBLE]
------------------
Examiner

C        / /
P        /X/
M        / /
R.A.     /X/

         9
------------------
P.C.

(FOR A CONSOLIDATION)
(a) The purpose of the RESULTING corporation is to engage in the following business activities:


(b) State the total number of shares and the par value, if any, of each class of stock which the RESULTING corporation is authorized to issue.

       WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------- ----------------------------------------------
TYPE          NUMBER OF SHARES      TYPE       NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:                           Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                        Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

**(c) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

**IF THERE ARE NO PROVISIONS STATE "NONE".

                                 ATTACHMENT 3

3.  (FOR A MERGER)
The following amendments to the Articles of Organization of the SURVIVING corporation have been effected pursuant to the agreement of merger:

                                 ARTICLE II
The purpose of the corporation is to engage in the following business activities:

    (a) To engage in the business of waste disposal.

    (b) To carry on any business or other activity which may lawfully be carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the preceding paragraph.

                                 ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.



       WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------- ----------------------------------------------
TYPE          NUMBER OF SHARES      TYPE       NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:        None               Common:              5,000            $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:     None               Preferred:           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   ARTICLE VI
Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                                See Attachment 6.

                                  ARTICLE VIII
     THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

     a. The street address (POST OFFICE BOXES ARE NOT ACCEPTABLE) of the principal office of the corporation in MASSACHUSETTS is:

                 c/o CT Corporation System, 2 Oliver Street, Boston, MA 02109

     b. The name, residential address and post office address of each director and officer of the corporation is as follows:

               NAME                  RESIDENTIAL ADDRESS        POST OFFICE ADDRESS
PRESIDENT:     John W. Casella       67 Ives Avenue             Casella Waste Systems, Inc.
                                     Rutland, VT 05701          25 Greens Hill Lane
                                                                Rutland, VT 05701

VICE PRESIDENT Jerry S. Cifor        Manchester West Road       Casella Waste Systems, Inc.
AND ASSISTANT                        Manchester, VT 05254       25 Greens Hill Lane
CLERK:                                                          Rutland, VT 05701

TREASURER:     Douglas R. Casella    3 Stonehollow              Casella Waste Systems, Inc.
                                     Mendon, VT 05701           25 Greens Hill Lane
                                                                Rutland, VT 05701

CLERK:         James W. Bohlig       Russellville Road          Casella Waste Systems, Inc.
                                     Box 1043                   25 Greens Hill Lane
                                     Cuttingsville, VT 05738    Rutland, VT 05701

DIRECTORS:     John W. Casella       67 Ives Avenue             Casella Waste Systems, Inc.
                                     Rutland, VT 05701          25 Greens Hill Lane
                                                                Rutland, VT 05701

               Douglas R. Casella    3 Stonehollow              Casella Waste Systems, Inc.
                                     Mendon, VT 05701           25 Greens Hill Lane
                                                                Rutland, VT 05701

               James W. Bohlig       Russellville Road          Casella Waste Systems, Inc.
                                     Box 1043                   25 Greens Hill Lane
                                     Cuttingsville, VT 05738    Rutland, VT 05701

                                  ATTACHMENT 6

     6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     6A.    LIMITATION OF DIRECTOR LIABILITY

            Except to the extent that Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     6B.    INDEMNIFICATION

            1. The corporation shall, to the fullest extent permitted by the applicable provisions of Chapter 156B of the Massachusetts General Laws, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, unless such Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

            2. Notwithstanding the provisions of Section 1 of this Article, in the event that a pending or threatened action, suit or proceeding is compromised or settled in a manner which imposes any liability or obligation upon an Indemnitee in a matter for which such Indemnitee would otherwise be entitled to indemnification hereunder, no indemnification shall be provided to such Indemnitee with respect to such matter if it is determined that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

            3. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and /or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

            4. In the event that the corporation does not assume the defense of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, the corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and FURTHER PROVIDED that no such advancement of expenses shall be made if it is determined that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

            5. All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made by:
     (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

            6. The corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation. In addition, the corporation shall not indemnify any such Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the corporation makes any indemnification payments to any such Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the corporation to the extent of such insurance reimbursement.

            7. The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such Indemnitees. The corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     6C.    OTHER PROVISIONS

            (a) The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision of such by-laws which by law or these Articles or the by-laws requires action by the stockholders.

            (b) Meetings of the stockholders of the corporation may be held anywhere in the United States.

            (c) The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct by itself.

            (d) The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding), may (i) authorize any amendment to its Articles of Organization pursuant to Section 71 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, (ii) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, and (iii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws, as amended from time to time.

4. The information contained in item 4 is NOT A PERMANENT part of the Articles of Organization of the /*surviving corporation.

(a) The street address of the /*surviving corporation in Massachusetts is:
(POST OFFICE BOXES ARE NOT ACCEPTABLE)
         295 Service Road, E. Sandwich, MA 02537

(b) The name, residential address, and post office address of each director and officer of the /*surviving corporation is:

                    NAME              RESIDENTIAL ADDRESS        POST OFFICE ADDRESS
President:     John W. Casella       67 Ives Avenue             Casella Waste Systems, Inc.
   *                                 Rutland, VT 05701          25 Greens Hill Lane
                                                                Rutland, VT 05701
Treasurer:     Douglas R. Casella    3 Stonehollow Road         Casella Waste Systems, Inc.
                                     Mendon, VT 05701           25 Greens Hill Lane
                                                                Rutland, VT 05701
Clerk:         James W. Bohlig       Russellville Road          Casella Waste Systems, Inc.
                                     Box 1043                   25 Greens Hill Lane
                                     Cuttingsville, VT 05738    Rutland, VT 05701
Directors:     John W. Casella       67 Ives Avenue             Casella Waste Systems, Inc.
                                     Rutland, VT 05701          25 Greens Hill Lane
                                                                Rutland, VT 05701
               Douglas R. Casella    3 Stonehollow Road         Casella Waste Systems, Inc.
                                     Mendon, VT 05701           25 Greens Hill Lane
                                                                Rutland, VT 05701
               James W. Bohlig       Russellville Road          Casella Waste Systems, Inc.
                                     Box 1043                   25 Greens Hill Lane
                                     Cuttingsville, VT 05738    Rutland, VT 05701
*Vice President
 and Assistant
 Clerk:        Jerry Cifor           Manchester West Road       Casella Waste Systems, Inc.
                                     Manchester, VT 05254       25 Greens Hill Lane
                                                                Rutland, VT 05701

(c) The fiscal year (i.e. tax year) of the /*surviving corporation shall end on the last day of the month of: December

(d) The name and business address of the resident agent, if any, of the /*surviving corporation is:
             c/o CT Corporation, 2 Oliver Street, Boston, MA 02109

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of /*merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

                /s/ Jerry S. Cifor
-----------------------------------------------------, */Vice President

                /s/ Jerry S. Cifor
------------------------------------------------------, /*Assistant Clerk

of RWS Acquisition, Inc.
--------------------------------------------------------------------------------
                        (NAME OF CONSTITUENT CORPORATION)

                /s/[ILLEGIBLE]
----------------------------------------------------, *President/*Vice President

                /s/[ILLEGIBLE]
----------------------------------------------------, *Clerk /*Assistant Clerk

of ReSource Waste Systems, Inc.
--------------------------------------------------------------------------------
                        (NAME OF CONSTITUENT CORPORATION)

*DELETE THE INAPPLICABLE WORDS.

                                      665589

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF /*MERGER

                    (GENERAL LAWS, CHAPTER 156B, SECTION 78)

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I hereby approve the within Articles of *Consolidation /*Merger and, the filing fee in the amount of $250.00, having been paid, said articles are deemed to have been filed with me this 1st day of JULY, 1999.

EFFECTIVE DATE:
               ------------------------------

                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH

                                                      A TRUE COPY ATTEST

                                                  /s/ William Francis Galvin
                                                    WILLIAM FRANCIS GALVIN
                                                 SECRETARY OF THE COMMONWEALTH

                                               DATE 6/6/02 CLERK /s/ [ILLEGIBLE]
                                                                 ---------------

                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                              Donna A. Pace
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                              Corporate Paralegal
                              Hale and Dorr LLP
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